Exhibit 21
BIOGEN IDEC INC

The following is a list of subsidiaries of Biogen Idec Inc. as of December 31, 2012, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

SUBSIDIARY	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Biogen Idec MA Inc.	Massachusetts
Biogen Idec New Ventures, Inc.	Delaware
Biogen Idec Manufacturing Holding LLC	Delaware
Biogen Idec Holding I Inc.	Delaware
Biogen Idec Holding II Inc.	Delaware
Biogen Idec Realty Corporation	Massachusetts
Biogen Idec Realty Limited Partnership	Massachusetts
Biogen Idec U.S. Corporation	Massachusetts
Biogen Idec U.S. Limited Partnership	Massachusetts
Biogen Idec (RTP) Realty LLC	Delaware
The Biogen Idec Foundation Inc.	Massachusetts
Biogen Idec U.S. Pacific LLC	Delaware
Biogen Idec U.S. West Corporation	Delaware
Biogen Idec Therapeutics Inc.	Delaware
Biogen Idec Nobel Research Center, LLC	Delaware
Conforma Therapeutics Corporation	Delaware
Stromedix, Inc.	Delaware
Biogen Idec Hemophilia Inc.	Delaware
Biogen Idec Canada Inc.	Delaware
Biogen Idec SRO, Inc.	Delaware
Biogen Idec (Argentina) SRL	Argentina
Biogen Idec Australia PTY Ltd	Australia
Biogen Idec Austria GmbH	Austria
Biogen Idec Belgium N.V./S.A.	Belgium
Biogen Idec Brazil Produtos Farmaceuticos LTDA	Brazil
Biogen Idec (Czech Republic) s.r.o.	Czech Republic
Biogen Idec (Denmark) A/S	Denmark
Biogen Idec (Denmark) Manufacturing ApS	Denmark
Biogen Idec Holding APS	Denmark
Biogen Idec Finland OY	Finland
Biogen Idec France S.A.S.	France
Biogen Idec GmbH	Germany
Biogen Idec Biotech India Pvt. Ltd.	India
Biogen Idec (Ireland) Ltd.	Ireland
Biogen Idec Japan Ltd.	Japan
Biogen Idec Mexico S. DE R.L. DE C.V.	Mexico
Biogen Idec B.V.	The Netherlands
Biogen Idec International B.V.	The Netherlands
Biogen Idec Norway AS	Norway
Biogen Idec NZ Ltd.	New Zealand
Biogen Idec Portugal Sociedade Farmaceutica, Unipessoal, Lda.	Portugal
Biogen Idec Iberia, S.L.	Spain
Biogen Idec (Slovak Republic) s.r.o.	Slovak Republic

Biogen Idec promet s farmacevtskimi in biotehnoloskimi proizvodi d.o.o	Slovenia
Biogen Idec Sweden AB	Sweden
Biogen Idec International GmbH	Switzerland
Eidetica Biopharma GmbH	Switzerland
Biogen Idec Ltd.	UK
Biogen Idec Switzerland AG	Switzerland
Biogen Idec Italia SRL	Italy
Biogen Idec Luxembourg Holding SARL	Luxembourg
Biogen Idec International Holding Limited	Bermuda
Arrowpark Interseas Ltd.	Isle of Man
Wolter Interseas Ltd.	Isle of Man
Biogen Idec Management Services GmbH	Switzerland
Biogen Idec (Denmark) New Manufacturing ApS	Denmark
Fundacion Biogen Idec	Spain
Biogen Idec (Hong Kong) Limited	Hong Kong
Biogen Idec (Singapore) Pte Ltd	Singapore
Biogen Idec Hungary KFT	Hungary
Biogen Idec Uruguay SA	Uruguay
Biogen Idec Chile Spa	Chile
Biogen Idec International Neuroscience GmbH	Switzerland
Biogen Idec Poland	Poland
Biogen Idec Pharmaceutical Consultancy (Shanghai) Co., Ltd.	China
Biogen Idec Research Ltd.	UK